UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0508760
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(D), check the following box.     ☐

Securities Act registration statement file number to which this form relates:                                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the shares of common stock, par value $0.0001 per share, of Kennedy-Wilson Holdings, Inc. being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the instruction to Item 1 of Form 8-A, see “Description of Securities” in the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on February 16, 2010 (File No.: 333-164926), which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	KENNEDY-WILSON HOLDINGS, INC.

Date: March 16, 2010	By:	/s/ FREEMAN LYLE
Freeman Lyle Chief Financial Officer